UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2009

Guaranty Bancorp

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51556	41-2150446
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Seventeenth St., Suite 300 Denver, Colorado		80202
(Address of Principal Executive Office)		(Zip Code)

(303) 293-5563

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

On May 18, 2009 and May 19, 2009, Guaranty Bancorp (the “Company”) entered into joinder agreements with certain investors (the “Additional Investors”) pursuant to which the Additional Investors became parties to the Investment Agreement, dated as of May 6, 2009 (the “Investment Agreement”), by and among the Company, Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Relational Investors Mid-Cap Fund I, L.P., Relational Investors Mid-Cap Fund II, L.P. and Castle Creek Capital Partners III, L.P. (collectively, the “Initial Investors”).

Pursuant to the terms of the Investment Agreement and the Company’s joinder agreements with each of the Additional Investors, the Company agreed to issue to the Additional Investors an aggregate of 2,900 shares of the previously announced new series of the Company’s preferred stock, Series A Convertible Non-Cumulative Preferred Stock (the “Series A Preferred Stock”), par value $0.001 per share, with a stated value of $1,000 per share, for an aggregate purchase price of $2,900,000. The Company had previously agreed to issue an aggregate of 50,000 shares of Series A Preferred Stock to the Initial Investors for an aggregate purchase price of $50 million.

Each share of Series A Preferred Stock will automatically convert into shares of the Company’s common stock on the fifth anniversary of the date the Series A Preferred Stock is issued, subject to certain limitations. The Additional Investors may elect to convert their shares of Series A Preferred Stock into shares of the Company’s common stock prior to the mandatory conversion of the Series A Preferred Stock following the earlier of the second anniversary of the date the Series A Preferred Stock is issued and the occurrence of certain events resulting in the conversion, exchange or reclassification of the Company’s common stock. Each share of Series A Preferred Stock will be convertible into shares of common stock at a conversion price of $1.80 per share, adjustable to $1.50 per share in the event of certain nonpayments of dividends (whether paid in cash or in kind) on the Series A Preferred Stock. The conversion price of the Series A Preferred Stock is subject to customary anti-dilution adjustments.

The shares of Series A Preferred Stock and any securities issuable upon their conversion, including shares of common stock, were offered and will be sold by the Company in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The terms of the Investment Agreement and the Series A Preferred Stock were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2009 (the “Prior 8-K”). The description of the Investment Agreement and the terms of the Series A Preferred Stock contained herein are summaries only, and are qualified in their entirety by reference to the full text of the Investment Agreement. A copy of the Investment Agreement, which includes as an exhibit thereto a form of Certificate of Designations for the Series A Preferred Stock, is attached as Exhibit 10.1 to the Prior 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

Date: May 21, 2009	By:	/s/ Paul W. Taylor
Name: Paul W. Taylor
Title: Executive Vice President, Chief Financial and Operating Officer and Secretary